UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2023

Service Corporation International

(Exact Name of Registrant as Specified in Charter)

Texas	1-6402-1	74-1488375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway

Houston Texas

77019

(Address of Principal Executive Offices, and Zip Code)

(713) 522-5141

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 11, 2023, Service Corporation International (the “Company”) entered into a new senior unsecured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders, providing for a $675 million senior term loan facility, maturing in January 2028 (the “Term Loan A”), and a revolving credit facility providing for borrowings of up to $1.5 billion, with commitments expiring and loans maturing in January 2028 (the “Revolving Facility” and, together with the Term Loan A, the “Credit Agreement”).

All of the indebtedness outstanding under the Credit Agreement is guaranteed by the Company’s current and future domestic subsidiaries (other than certain excluded subsidiaries).

The loans under the Credit Agreement will bear interest per annum, at the Company’s election, equal to:

•	an alternate base rate plus the applicable margin for such loans. The alternate base rate is the greatest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the US and (c) the adjusted Term SOFR rate for a one-month interest period beginning on such day plus 1.00%; or

•	the Term SOFR rate for the selected interest period plus the applicable margin for such loans.

The applicable margin ranges from 2.25% to 1.50% for borrowings based on the Term SOFR rate and 1.25% to 0.50% for borrowings based on the alternate base rate depending on the Company’s leverage ratio.

Customary fees are payable in respect of the Credit Agreement, including letter of credit fees and commitment fees.

The Credit Agreement includes a number of negative covenants that, among other things, limit or restrict the ability of the Company and its other subsidiaries (including the guarantors) to, subject to certain exceptions, incur additional indebtedness (including guarantees), grant liens, make investments, make dividends or distributions with respect to the Company’s capital stock, make prepayments on other indebtedness, engage in mergers or change the nature of the business of the Company or its other subsidiaries (including the guarantors). In addition, the Company is required to comply with a leverage ratio of 5.00 to 1.00 (with a step up to 5.50 to 1.00 for the three consecutive fiscal quarters ended immediately following the consummation of a qualified acquisition).

The Credit Agreement also contains certain affirmative covenants, including financial and other reporting requirements, applicable to the Company and its other subsidiaries (including the guarantors).

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Information

On January 11, 2023, the Company issued a press release announcing the entering into of the Credit Agreement.

The press release relating to the Credit Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description
10.1	Credit Agreement, dated January 11, 2023, between Service Corporation International, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders party thereto

99.1	Press Release dated January 11, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2023	By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President
Chief Financial Officer